Exhibit 5.1

DLA Piper LLP (US) One Liberty Place 1650 Market Street, Suite 5000 Philadelphia, Pennsylvania 19103 www.dlapiper.com

May 6, 2022

180 Life Sciences Corp.

3000 El Camino Real, Bldg. 4, Suite 200

Palo Alto, CA 94306

Re:	180 Life Sciences Corp. Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-259209)

Ladies and Gentlemen:

We are issuing this opinion in our capacity as counsel to 180 Life Sciences Corp., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (File No. 333-259209), originally filed with the Securities and Exchange Commission (the “Commission”) on August 31, 2021, as amended by Post-Effective Amendment No. 1 being filed with the Commission on the date hereof (such registration statement as so amended, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to the resale of up to 4,770,008 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) to be offered for resale by certain stockholders of the Company, including: (i) 46,203 shares of Common Stock held by certain of the remaining October Selling Stockholders (as defined in the Registration Statement) (the “Original Shares”); (ii) 33,963 shares issuable upon the exercise of the warrants held by certain of the remaining October Selling Stockholders (the “Original Warrants”); (iii) 2,259,000 shares issuable to certain of the selling stockholders upon the exercise of warrants to purchase shares of Common Stock that were issued to such selling stockholders upon the closing of the private placement contemplated by the February SPA (as defined in the Registration Statement) (the “February PIPE Warrants”); (iv) 151,633 shares of Common Stock issued to certain of the selling stockholders upon the conversion of the Bridge Notes (as defined in the Registration Statement) (the “Bridge Note Shares”); (v) 2,175,000 shares of Common Stock issuable to certain of the selling stockholders upon the exercise of warrants to purchase shares of Common Stock that were issued to such selling stockholders upon the closing of the private placement contemplated by the August SPA (as defined in the Registration Statement) (the “August PIPE Warrants”); (vi) 5,551 shares of Common Stock issued to Alpha Capital Anstalt pursuant to the Alpha Settlement Agreement (as defined in the Registration Statement) (the “Alpha Shares”); (vii) 25,000 shares of Common Stock issuable to Alpha Capital Anstalt upon the exercise of the Alpha Settlement Warrants (as defined in the Registration Statement); (viii) 10,000 shares of Common Stock issued to EarlyBirdCapital, Inc. pursuant to the EarlyBird Settlement Agreement (as defined in the Registration Statement) (the “EarlyBird Shares”); and (ix) 63,658 shares of Common Stock issuable upon the exercise of a warrant to purchase shares of Common Stock that was issued to Alliance Global Partners in March 2021 (the “AGP Warrants”).

In addition, the Registration Statement also covers the issuance by the Company of up to 5,750,000 shares of Common Stock that are issuable by the Company upon the exercise of the public warrants included in the units issued in the Company’s initial public offering, with each warrant exercisable for one-half of one share of Common Stock at an exercise price of $11.50 per whole share of Common Stock, in accordance with their terms (the “Public Warrants”).

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below, including, without limitation, the Registration Statement, the Certificate of Incorporation and Bylaws of the Company (each as amended and restated to date), the form of Original Warrant, the February PIPE Warrants, the August PIPE Warrants, the Alpha Settlement Warrants, the form of Public Warrant and the accompanying warrant agreement, and certain resolutions of the Company’s board of directors relating to the Registration Statement, the Original Shares, the Original Warrants, the February SPA, the Bridge Notes, the August SPA, the Alpha Settlement Agreement, the EarlyBird Settlement Agreement, the AGP Warrants and the Public Warrants. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent that we have deemed appropriate, relied upon certain representations of certain officers of the Company.

180 Life Sciences Corp.

May 6, 2022

Based upon the foregoing, we are of the opinion that:

(i)	the Original Shares have been duly authorized and are validly issued, fully paid and non-assessable;

(ii)	the shares of Common Stock issuable upon the exercise of the Original Warrants have been duly authorized and, when issued in accordance with the terms and provisions of the Original Warrants, including without limitation, the payment of the exercise price required thereunder, will be validly issued, fully paid and non-assessable;

(iii)	the shares of Common Stock issuable upon the exercise of the February PIPE Warrants have been duly authorized and, when issued in accordance with the terms and provisions of the February SPA and the February PIPE Warrants, including without limitation, the payment of the exercise price required thereunder, will be validly issued, fully paid and non-assessable;

(iv)	the Bridge Note Shares have been duly authorized and are validly issued, fully paid and non-assessable;

(v)	the shares of Common Stock issuable upon the exercise of the August PIPE Warrants have been duly authorized and, when issued in accordance with the terms and provisions of the August SPA and the August PIPE Warrants, including without limitation, the payment of the exercise price required thereunder, will be validly issued, fully paid and non-assessable;

(vi)	the Alpha Shares have been duly authorized and are validly issued, fully paid and non-assessable;

(vii)	the shares of Common Stock issuable upon the exercise of the Alpha Settlement Warrants have been duly authorized and, when issued in accordance with the terms and provisions of the Alpha Settlement Warrants, including without limitation, the payment of the exercise price required thereunder, will be validly issued, fully paid and non-assessable;

(viii)	the EarlyBird Shares have been duly authorized and are validly issued, fully paid and non-assessable;

(ix)	the shares of Common Stock issuable upon the exercise of the AGP Warrants have been duly authorized and, when issued in accordance with the terms and provisions of the AGP Warrants, including without limitation, the payment of the exercise price required thereunder, will be validly issued, fully paid and non-assessable; and

(x)	the shares of Common Stock issuable upon the exercise of the Public Warrants have been duly authorized and, when issued in accordance with the terms and provisions of the Public Warrants, including without limitation, the payment of the exercise price required thereunder, will be validly issued, fully paid and non-assessable.

With your consent, we have assumed (a) that the agreements and warrants described above have been duly authorized, executed and delivered by the parties thereto other than the Company, (b) that such agreements and warrants constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms, and (c) that the status of the agreements and warrants as legally valid and binding obligations of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

180 Life Sciences Corp.

May 6, 2022

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law or judicially developed doctrine in this area (such as substantive consolidation or equitable subordination) affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing, (iv) public policy considerations which may limit the rights of parties to obtain certain remedies, (v) any requirement that a claim with respect to any security denominated in other than U.S. dollars (or a judgment denominated in other than U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined in accordance with applicable law, (vi) governmental authority to limit, delay or prohibit the making of payments outside of the United States or in a foreign currency or currency unit, (vii) any state securities or blue sky laws, (viii) any laws except the laws of the State of New York and the Delaware General Corporation Law.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of New York or the Delaware General Corporation Law be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

Very truly yours,

/s/ DLA Piper LLP (US)